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                                                                   EXHIBIT 23.3

              CONSENT OF OBLON SPIVAK MCCLELLAND MAIER & NEUSTADT

                                PATENT COUNSEL

  We consent to the reference of our firm under the caption "Experts" regarding patents and pending patent applications either owned by or licensed to Aastrom Biosciences, Inc. ("Aastrom") relating to aspects of Aastrom's product and process technology, as set forth in this Registration Statement on Form S-1, and the prospectus which forms a part thereof, and any amendments thereto, which we have reviewed and approved, as set forth under the captions "Risk Factors--Uncertainty Regarding Patents and Proprietary Rights" and "Business--Patents and Proprietary Rights," and the other references therein concerning such patents and patent applications.

                                          /s/ OBLON SPIVAK MCCLELLAND
                                             MAIER & NEUSTADT
                                            OBLON SPIVAK MCCLELLAND MAIER &
                                            NEUSTADT
Arlington, Virginia
October 7, 1997